                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report (Date of Event)
                        April 4, 1995 (March 24, 1995)


                           CRAY COMPUTER CORPORATION
            (Exact name of registrant as specified in its charter)


                                   Delaware
                           (State of Incorporation)


            0-18072                                     84-1120275
   (Commission file number)             (I.R.S. Employer Identification Number)


1110 Bayfield Drive, Colorado Springs, Colorado                  80906
   (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code: (719) 579-6464

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.
- -----------------------------------

On March 24, 1995 Cray Computer Corporation (the "Company") filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado (the "Court"). The Company's existing directors and officers have initially remained in possession of the assets and business of the Company but are subject to the supervision and orders of the Court. The Company issued the following press release on March 24, 1995.

"COLORADO SPRINGS, CO., MARCH 24, 1995-CRAY COMPUTER CORPORATION (NASDAQ-CRAY) announced today that it has filed a petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado. The Company has suspended work on its supercomputer systems and laid off its engineering, manufacturing and marketing personnel.

The Company has been unable to complete a planned $20 million placement of common stock with foreign and institutional investors. This placement was required to finance development and market introduction of the Company's CRAY-4 supercomputer system and of its hybrid massively parallel/vector CRAY-3/Super Scalable System."


                                      ###

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
- ------------------------------------------

Exhibits

       None

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CRAY COMPUTER CORPORATION
                                                 -------------------------


DATE: April 4, 1995                              BY:  /s/ TERRY A. WILLKOM
                                                    ------------------------
                                                          Terry A. Willkom
                                                          President and Chief
                                                          Operating Officer